Exhibit 99.1

The Predecessor Companies of

Service Corporation International

(Formerly Known as Certain Wholly-Owned

Subsidiaries of Service Corporation International)

Combined Financial Statements for the Years Ended

December 31, 2004, 2003 and 2002 and

Report of Independent Registered Public Accounting Firm

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of StoneMor GP LLC and Unitholders of StoneMor Partners L.P.

Bristol, Pennsylvania

We have audited the accompanying combined balance sheets of the Predecessor Companies of Service Corporation International as of December 31, 2004 and 2003, and the related combined statements of operations, changes in stockholder’s (deficit) equity and cash flows for each of the three years in the period ended December 31, 2004. These combined financial statements are the responsibility of the Service Corporation International management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Predecessor Companies of Service Corporation International at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004, in conformity with generally accepted accounting principles in the United States.

As discussed in Note 1 to the combined financial statements, the Predecessor Companies’ financial statements include certain intercompany charges from Service Corporation International. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as a stand-alone entity.

HARPER & PEARSON COMPANY, P.C.

Houston, Texas December 13, 2005

One Riverway • Suite 1000 • Houston, Texas 77056-1973 • 713.622.2310 • 713.622.5613 fax

harperpearson.com

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED BALANCE SHEETS

(in thousands)

	December 31,
	2004	2003
Assets
Cash and Cash Equivalents	$16	$61
Accounts Receivable, Net	2,406	2,684
Inventories	429	489
Short-term Note Receivable	716	—

Total Current Assets	3,567	3,234
Long-term Accounts Receivable, Net	2,735	3,509
Investment in Trust - Funeral	1,371	1,412
Investment in Trust - Cemetery	11,939	—
Due from Merchandise Trusts	—	10,902
Cemetery Property	30,048	59,974
Property, Plant and Equipment	5,027	5,144
Other Assets and Intangibles, Net	1,038	1,064
Cemetery Perpetual Care Trusts	9,703	—

Total Assets	$65,428	$85,239

Liabilities and Stockholder’s (Deficit) Equity
Accounts Payable	$369	$377
Accrued Liabilities	218	187

Total Current Liabilities	587	564
Long-Term Debt	1,322	1,322
Deferred Income Taxes	7,274	19,472
Deferred Prearranged Contract Revenue	1,178	1,323
Deferred Cemetery Contract Revenue	22,613	22,316
Accrued Merchandise Liability	8,437	8,463
Due to Service Corporation International	14,852	14,729

Total Liabilities	56,263	68,189
Non-Controlling Interest in Perpetual Care Trusts	9,703	—

Stockholder’s (Deficit) Equity
Current Period Earnings (Losses)	(17,588)	(1,890)
Stockholder’s Equity Before Current Period Earnings (Losses)	17,050	18,940

Net Stockholder’s (Deficit) Equity	(538)	17,050

Total Liabilities and Stockholder’s (Deficit) Equity	$65,428	$85,239

See Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF OPERATIONS

(in thousands)

	Years Ended December 31,
	2004	2003	2002
REVENUES, NET:
Cemetery	$10,102	$8,615	$10,459
Funeral	3,714	3,576	2,996

Total Revenues, net	13,816	12,191	13,455

COSTS AND EXPENSES:
Costs of Goods Sold:
Land and Crypts	440	431	827
Perpetual Care	84	140	150
Merchandise	1,031	907	1,636
Cemetery Expense	2,808	2,874	3,858
Selling Expense	1,895	1,803	2,453
General and Administrative Expense	2,393	2,292	2,018
Depreciation and Amortization	630	645	638
Funeral Home Expense	2,765	3,253	4,633

Total Cost and Expenses	12,046	12,345	16,213

OPERATING PROFIT (LOSS)	1,770	(154)	(2,758)
Impairment on Long Lived Assets	25,941	7	4
Interest Expense	70	70	70
Other Expense	5,545	2,968	3,792

Loss before taxes and cumulative effect of accounting changes	(29,786)	(3,199)	(6,624)
Benefit for Income Taxes	(12,198)	(1,309)	(1,667)
Cumulative Effects of Accounting Changes (net of income tax benefit of $160)	—	—	1,934

NET LOSS	$(17,588)	$(1,890)	$(6,891)

See Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CHANGES IN STOCKHOLDER’S (DEFICIT) EQUITY

(in thousands)

	Capital	Retained Earnings (Deficit)	Total Stockholder’s (Deficit) Equity
BALANCE, JANUARY 1, 2002	$794	$25,037	$25,831
Net Loss	—	(6,891)	(6,891)

BALANCE, DECEMBER 31, 2002	794	18,146	18,940
Net Loss	—	(1,890)	(1,890)

BALANCE, DECEMBER 31, 2003	794	16,256	17,050
Net Loss	—	(17,588)	(17,588)

BALANCE, DECEMBER 31, 2004	$794	$(1,332)	$(538)

See Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

COMBINED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2004	2003	2002
OPERATING ACTIVITIES:
Net Loss	$(17,588)	$(1,890)	$(6,891)
Adjustments to Reconcile Net Loss to Net Cash (Used) Provided by Operating Activities
Cost of Lots Sold	269	45	55
Depreciation and Amortization	630	645	638
Loss on Sale Cemetery Property	2,436	—	—
Deferred Income Tax (Benefit)	(12,198)	(1,309)	(1,667)
Impairment of Long-Lived Assets	25,941	7	4
Changes in Assets and Liabilities
Accounts Receivable, Net	1,052	2,725	566
Merchandise Trust Fund	(996)	(1,245)	2,049
Other Current Assets	(656)	61	387
Other Assets and Intangibles	416	(457)	4,146
Accounts Payable and Accrued and Other Liabilities	146	1,567	1,147
Deferred Cemetery Revenue	152	276	(343)
Merchandise Liability	(26)	(185)	93

Net Cash (Used) Provided by Operating Activities	(422)	240	184

INVESTING ACTIVITIES:
Capital Expenditures	(339)	(263)	(183)
Cash Received from Note Receivable	358	—	—
Proceeds From Sale of Cemetery Property	358	—	—

Net Cash Provided (Used) by Investing Activities	377	(263)	(183)

Net (decrease) increase in cash and cash equivalents	(45)	(23)	1
Cash and cash equivalents - beginning of period	61	84	83

Cash and cash equivalents - end of period	$16	$61	$84

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest	$66	$66	$66

See Accompanying Notes to the Financial Statements.

THE PREDECESSOR COMPANIES OF SERVICE CORPORATION INTERNATIONAL

(Formerly Known as Certain Wholly-Owned Subsidiaries of

Service Corporation International)

NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2004, 2003 AND 2002

1.	NATURE OF OPERATIONS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation - The accompanying financial statements present the combined financial position, results of operations, changes in stockholder’s (deficit) equity and cash flows of the Predecessor Companies, formerly known as certain wholly-owned subsidiaries of Service Corporation International (Predecessor Companies). These financial statements include the accounts of 21 cemeteries and 6 funeral homes purchased by the StoneMor Partners LP (StoneMor) from Service Corporation International (SCI) on November 1, 2005 for $12.9 million. The combined financial statements of the Predecessor Companies owned and managed by SCI contained herein reflect the financial position at December 31, 2004, 2003, and 2002 and the changes in stockholder’s (deficit) equity, results of their operations and cash flows for the years ended December 31, 2004, 2003, and 2002 of the Predecessor Companies using SCI’s historical cost basis of accounting, net of impairment, for such Predecessor Companies.

Prior to each of the years presented, SCI consummated acquisitions of cemeteries and funeral homes that became part of the Predecessor Companies. All of these SCI acquisitions were accounted for under the purchase method of accounting, and the purchase prices, including transaction costs, were allocated to the assets based upon their respective fair values as determined as of the purchase dates.

The Predecessor Companies were wholly owned subsidiaries of SCI and operated as separate legal entities. The Predecessor Companies’ combined financial statements include SCI intercompany charges and allocations. The intercompany charges were usually allocated based on gross revenues of the separate entity. SCI allocated corporate charges such as interest, income taxes and management fees to all of the cemeteries and funeral homes it owned which included the Predecessor Companies acquired by StoneMor. These combined financial statements are not representative of results that would have been attained if the Predecessor Companies had operated as stand-alone entities under StoneMor management.

The Predecessor Companies are providers of death care services in the United States. At December 31, 2004, the Predecessor Companies operated 21 cemeteries and 6 funeral service locations located in Pennsylvania, Georgia, North Carolina and Alabama.

The cemetery operations and funeral service locations consist of the Predecessor Companies cemeteries, funeral homes and related businesses. The Predecessor Companies personnel at the funeral service locations provide all professional services relating to funerals, including the use of funeral facilities and motor vehicles. Funeral related merchandise is sold at each funeral service location and certain funeral service locations contain crematoria. The Predecessor Companies sell prearranged funeral services whereby a customer contractually agrees to the terms of a funeral to be performed in the future. The Predecessor Companies’ cemeteries provide cemetery interment rights (including lots, mausoleum spaces and lawn crypts) and sell cemetery-related merchandise. Cemetery items are sold on an at need or pre-need basis. The Predecessor Companies personnel at cemeteries perform interment services and provide management and maintenance of cemetery grounds. Two funeral service locations are connected with a Predecessor Company-owned cemetery.

Common Stock - The Predecessor Companies have authorized 53,000 shares of common stock at $1 par value per share. All common stock shares are issued and outstanding. The outstanding stock is held at the location level and pertains to only four locations.

Summary of Significant Accounting Policies - Significant accounting policies followed by the Predecessor Companies, as summarized below, are in conformity with generally accepted accounting principles in the United States.

Principles of Combination - The combined financial statements include the accounts of the Predecessor Companies. Material intercompany balances and transactions between the Predecessor Companies have been eliminated in combination.

Cemetery Operations - Revenue associated with sales of cemetery merchandise and services is recognized when the service is performed or merchandise is delivered. The Predecessor Companies’ cemetery trade receivables consist of amounts due for services already performed and merchandise already delivered. An allowance for doubtful accounts has been provided based on historical experience. Revenue associated with sales of preneed cemetery interment rights is recognized in accordance with the retail land sales provisions of SFAS No. 66, “Accounting for the Sales of Real Estate” (SFAS 66). Under SFAS 66, revenue from constructed cemetery property is not recognized until a minimum percentage (10%) of the sales price has been collected. Revenue related to the preneed sale of unconstructed cemetery property is deferred until it is constructed and 10% of the sales price is collected. Revenue associated with sales of preneed merchandise and services is not recognized until the merchandise is delivered or the services are performed. Allowances for customer cancellations for preneed cemetery contracts are based upon historical experience.

Costs related to the sale of property interment rights include the property and development costs specifically identified by project. At the completion of the project, costs are charged to operations as revenue is recognized. Costs related to sales of merchandise and services are based on actual costs incurred.

Pursuant to state or provincial law, all or a portion of the proceeds from cemetery merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Company defers investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

Additionally, a portion of the proceeds from the sale of cemetery property is required by state law to be paid into perpetual care trust funds. Earnings from these trusts are recognized in current cemetery revenues and are intended to defray cemetery maintenance costs, which are expensed as incurred. Perpetual care funds trusted at December 31, 2004 and 2003 were approximately $9,703,000 and $9,110,000, respectively, which approximates fair value (see Note 3). The principal of such perpetual care trust funds generally cannot be withdrawn by the Predecessor Companies. Prior to the adoption of FIN46R by the Predecessor Companies in 2004, the perpetual care trusts were not included in the combined balance sheets. Pursuant to state law, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds, which are recorded as non-current merchandise trust funds on the combined balance sheets.

Prearranged Funeral Services - Revenue is recognized when the funeral services are performed and funeral merchandise is delivered. The Predecessor Companies’ funeral trade receivables consist of amounts due for services already performed and merchandise delivered. An allowance for doubtful accounts has been provided based on historical experience. The Predecessor Companies sells price guaranteed preneed funeral contracts through various programs providing for future funeral services at prices prevailing when the agreements are signed. Revenues associated with sales of preneed funeral contracts, which include accumulated trust earnings, are deferred until such time that the funeral services are performed. Allowances for customer cancellations are based upon historical experience. See Note 2 to the combined financial statements regarding prearranged funeral activities.

Pursuant to state or provincial law, all or a portion of the proceeds from funeral merchandise or services sold on a preneed basis may be required to be paid into trust funds. The Predecessor Companies defer investment earnings related to these merchandise and services trusts until the associated merchandise is delivered or services are performed.

Cash and Cash Equivalents - The Predecessor Companies consider all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Concentration of Credit Risk - The Predecessor Companies revenues and accounts receivable relate primarily to the sale of products and services to a customer base that is largely concentrated in the states where the Predecessor Companies have service locations. Credit is extended based on an evaluation of the customers’ financial condition and collateral is not required. Provision for uncollectible accounts and reserve for cancellations are provided for in the financial statements based on historical experience and the Predecessor Companies’ management judgment. A significant portion of accounts receivable are due from customers in the four states served by the Predecessor Companies.

Inventories – Inventories include funeral and cemetery merchandise and are stated at the lower of average cost or market. Inventory costs are primarily relieved using specific identification.

Cemetery Property – Cemetery property consists of developed and undeveloped cemetery property and mausoleums and is valued at cost less the average cost of lots sold, which is not in excess of market value. Amounts are expensed to cost of goods sold as sales of cemetery plots occur.

Property and Equipment – Property and equipment is recorded at cost and depreciated on a straight-line basis. Maintenance and repairs are charged to expense as incurred, whereas renewals and major replacements are capitalized and depreciation is recorded over the estimated useful lives of the assets as follows:

Buildings and improvements	10 to 40 years
Furniture and equipment	6 to 10 years
Leasehold improvements	over the term of the lease

For the years ended December 31, 2004, 2003 and 2002, depreciation expense was $457,000, $472,000 and $458,000, respectively.

Names and Reputations – The amount paid for the names and reputations of funeral homes acquired is equivalent to the excess of the purchase price over the fair value of identifiable net assets acquired, as determined by management.

Covenants not to compete are included with names and reputations and are recorded under Other Assets and Intangibles, net on the combined balance sheets, representing amounts capitalized for non-competition agreements with certain key management personnel of acquired operations. Amortization of such prepaid covenants not to compete is provided on a straight-line basis over the terms of the relevant agreements, typically ten years.

Impairment of Long-lived Assets – The Predecessor Companies monitor the recoverability of long-lived assets, including cemetery properties, property and equipment, names and reputations and other assets, based on estimates using factors such as current market value, future asset utilization, business climate and future undiscounted cash flows expected to result from the use of the related assets. The Predecessor Companies’ policy is to record an impairment loss in the period when it is determined that the carrying amount of the asset may not be recoverable and the sum of future undiscounted cash flows is less than the carrying value of the asset. As part of the sale of the properties, the Predecessor Companies recognized an impairment of long lived assets in the amount of $25,941,000 for the year ended December 31, 2004 based on the acquisition price of the properties. See Note 14 for additional information pertaining to the sale of the Predecessor Companies.

Deferred Income Taxes – The Predecessor Companies follow the allocation method for accounting for income taxes. Under this method, recognition is given in the financial statements to the tax effects of timing differences between income for financial statement and income tax purposes. The differences arise primarily from receivables, purchase accounting adjustments and depreciation.

New Accounting Pronouncements

Other Than Temporary Impairments

In March 2004, the Financial Accounting Standards Board (“FASB”) reached consensus on the guidance provided by Emerging Issues Task Force Issue 03-1 (“EITF 03-1”), “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments.” The guidance is applicable to debt and equity securities that are within the scope of FASB Statement of Financial Accounting Standard (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” EITF 03-1 specifies that an impairment would be considered other-than-temporary unless (a) the investor has the ability and intent to hold an investment for a reasonable period of time sufficient for the recovery of the fair value up to (or beyond) the cost of the investment and (b) evidence indicating the cost of the investment is recoverable within a reasonable period of time outweighs evidence to the contrary. EITF 03-1 was scheduled to be effective for reporting periods ending after June 15, 2004. The measurement and recognition provisions relating to debt and equity securities have been delayed until the FASB issues additional guidance. The Predecessor Companies adopted the disclosure provisions of EITF 03-1 during the period ended June 30, 2004. The adoption of the measurement and recognition provisions are not expected to have a material impact on the combined financial statements, results of operations, financial position, or cash flows of the Predecessor Companies.

Inventory Costs

In November 2004, the FASB issued SFAS No. 151, “Inventory Costs – an amendment of ARB 43, Chapter 4” (SFAS 151). SFAS 151 amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. SFAS 151 requires that those items be recognized as current-period charges, rather than as a portion of the inventory cost. In addition, SFAS 151 requires the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS 151 will be effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Management does not expect this statement to have a material impact on the Predecessor Companies’ combined financial statements, results of operations, financial position, or cash flows.

Tax

In December 2004, the FASB issued Staff Position No. FAS 109-1 “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities provided by the American Jobs Creation Act of 2004” (FAS 109-1). The American Jobs Creation Act of 2004, enacted on October 22, 2004, provides for a deduction for certain qualified production activities. FAS 109-1 provides guidance for the application of FASB Statement No. 109, Accounting for Income Taxes, to the deduction for certain qualified production activities, and was effective immediately upon issuance. The Predecessor Companies do not believe that the adoption of FAS 109-1 will have a significant impact on its combined financial statements, results of operations, financial position, or cash flows.

Variable Interest Entities

In January 2003, the FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (ARB) No. 51.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (FIN 46R).

Under the provisions of FIN 46R, the Predecessor Companies are required to consolidate certain cemeteries and trust assets. Merchandise and service trusts and cemetery perpetual care trusts are considered variable interest entities because the trusts meet the conditions of paragraphs 5(a) and 5(b)(l) of FIN 46R. That is, as a group, the equity investors (if any) do not have sufficient equity at risk and do not have the direct or indirect ability through voting or similar rights to make decisions about the trusts’ activities that have a significant effect on the success of the trusts. FIN 46R requires the Predecessor Companies to consolidate merchandise and service trusts and cemetery perpetual care trusts for which the Predecessor Companies are the primary beneficiary (i.e., those for which the Predecessor Companies absorbs a majority of the trusts’ expected losses). The Predecessor Companies are the primary beneficiary of a trust whenever a majority of the assets of the trust are attributable to deposits of customers of the Predecessor Companies.

Consolidation of Trusts: The Predecessor Companies implemented FIN 46R as of March 31, 2004, which resulted in the consolidation of the Predecessor Companies’ preneed funeral and cemetery merchandise and service trust assets and the Predecessor Companies’ cemetery perpetual care trusts. No cumulative effect of an accounting change was recognized by the Predecessor Companies as a result of the implementation of FIN 46R as it relates to the consolidation of the trusts. The implementation of FIN 46R affects certain line items on the Predecessor Companies’ combined balance sheets and statements of operations as described below; however, there is no impact to net income in the statement of operations as a result of the implementation. Additionally, the implementation of FIN 46R did not result in any net changes to the Predecessor Companies’ combined statements of cash flows; however, it does require certain financing and investing activities to be disclosed. See Notes 2 and 3 to the combined financial statements.

Although FIN 46R requires consolidation of most of the merchandise and service and perpetual care trusts, it does not change the legal relationships among the trusts, the Predecessor Companies and its customers. In the case of merchandise and service trusts, the customers are the legal beneficiaries. In the case of cemetery perpetual care trusts, the Predecessor Companies do not have a legal right to the perpetual care trust assets. For these reasons, upon consolidation of the trusts, the Predecessor Companies recognizes non-controlling interests in its financial statements to reflect third party interests in these trusts in accordance with FASB Statement No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liability and Equity” (SFAS 150). The Predecessor Companies classify deposits to merchandise and service trusts as non-controlling liability interests and classify deposits to cemetery perpetual care trusts as non-controlling equity interests.

The Predecessor Companies record cash received from customers, that is payable to the trusts but not yet required to be deposited in the trusts, as restricted cash in Deferred charges and other assets in its combined balance sheets. At December 31, 2004, these pending deposits totaled $11,000. The Predecessor Companies continue to account for amounts received from customers prior to delivery of merchandise or services that are not required to be deposited in merchandise and service trusts as deferred revenue.

Beginning March 31, 2004, the Predecessor Companies recognized net realized investment earnings of the merchandise and service trusts and perpetual care trusts, as well as the related trustee investment expenses and taxes, within Other income, net. The Predecessor Companies then recognized a corresponding expense within Other income, net representing the net realized earnings of those trusts that are attributable to the non-controlling interest holders. The corresponding credit for this expense is reflected in the Predecessor Companies’ combined balance sheets in Deferred cemetery contract revenue for merchandise and service trusts or Non-controlling interest in perpetual care trusts for cemetery perpetual care trusts. The sum of these expenses recorded in Other income, net offset the net realized earnings of such trusts also recognized within Other income, net. Accordingly, the Predecessor Companies’ net income in the combined statements of operations is not affected by consolidation of the trusts in accordance with FIN 46R.

To the extent the earnings of the trusts are distributed prior to the delivery of merchandise and/or services, a corresponding amount of non-controlling interest is reclassified to deferred revenue until the corresponding revenues are recognized. In the case of merchandise and service trusts, the Predecessor Companies recognizes amounts previously attributed to non-controlling interests and deferred revenues as revenues upon the performance of services and delivery of merchandise, including earnings accumulated in these trusts. In the case of the cemetery perpetual care trusts, distributable earnings are recognized in cemetery revenues to the extent of qualifying cemetery maintenance costs.

Prior to the implementation of FIN 46R and the consolidation of the trusts, monies received from customers and deposited into merchandise and service trusts until maturity of the preneed contract were recorded as receivables due from trust assets. Upon implementation of FIN 46R, the Predecessor Companies replaced receivables due from merchandise trust assets with the trust assets, at market, to the extent the Predecessor Companies were required to consolidate the trusts.

An allowance for contract cancellation is provided based on historical experience. An allowance is no longer provided on the monies associated with the preneed contracts that are held in trust, currently recorded as trust assets, but previously recorded as receivables due from merchandise trust assets. As such, the amount has decreased since the implementation of FIN 46R.

Both the merchandise and services trusts and the cemetery perpetual care trusts hold investments in marketable securities that are classified as available-for-sale by the Predecessor Companies under the requirements of Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities” (“SFAS 115”). In accordance with SFAS 115, available-for-sale securities of the trusts are recorded at fair value, with unrealized gains and losses excluded from earnings and initially recorded as a component of Accumulated other comprehensive loss in the Predecessor Companies’ combined balance sheets. Using the guidance in EITF Topic D-41, “Adjustments in Assets and Liabilities for Holding Gains and Losses as Related to the Implementation of FASB Statement No. 115” (“Topic D-41”), unrealized gains and losses on available-for-sale securities of the trusts attributable to the non-controlling interest holders are not recorded as Accumulated other comprehensive income (loss), but are recorded as an adjustment to either Deferred cemetery contract revenue or Non-controlling interest in perpetual care trusts. Therefore, unrealized gains and losses attributable to the non-controlling interest holders are reclassified from Accumulated other comprehensive income (loss) to either Deferred cemetery contract revenue or Non-controlling interest in perpetual care trusts.

Insurance Funded Preneed Funeral Contracts

Effective January 1, 2003, the Predecessor Companies have changed its method of accounting for insurance funded preneed contracts as the Predecessor Companies have concluded that its insurance funded preneed funeral contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, “Elements in Financial Statements.” Therefore, the Predecessor Companies have removed from its combined balance sheet amounts relating to insurance funded preneed funeral contracts previously recorded in Preneed funeral receivables and trust investments and Deferred preneed funeral revenues, which at December 31, 2003, were $3,505,000. The removal of these amounts did not have an impact on the Predecessor Companies’ combined stockholder’s equity, results of operations or cash flows.

Use of Estimates - The preparation of combined financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenue and expense during the reporting period. As a result, actual results could differ from those estimates. The most significant estimates in the financial statements are the allowance for cancellations and the merchandise liability.

Segment Reporting and Related Information - The Predecessor Companies’ operations are product based and the reportable operating segments presented below include funeral and cemetery operations. The Predecessor Companies have reclassified certain prior period amounts to conform to the current period presentation with no effect on previously reported results of operations, financial condition or cash flows.

In 2002, the Predecessor Companies changed its allocation methodology of overhead costs in North America to be based on funeral and cemetery reporting unit revenues. The change in overhead allocation has not impacted the Predecessor Companies’ combined results of operations, financial position or cash flows.

Disclosure of Reported Segment Revenue:

	Year Ended December 31,
	2004	2003	2002
		(in thousands)
Revenues:
Cemetery pre-need and at-need	$8,764	$7,332	$8,166
Service and other	206	215	954
Investment income from trust funds and receivables	1,048	928	1,189
Perpetual care	84	140	150
Funeral revenues	3,714	3,576	2,996

Total Revenues	$13,816	$12,191	$13,455

2.	PREARRANGED SERVICES AND MERCHANDISE TRUST FUNDS

Cemetery

Pre-need sales of cemetery interment rights are recorded as revenue when 10% of the purchase price is received from the customer and the property is developed and ready for burial. Pre-need sales of cemetery merchandise are deferred until the merchandise is delivered or the services are performed. In connection with the sale, the customer borrows the funds from the seller. The financing arrangement is usually for a period not to exceed 60 months with payments required. Interest is imputed at a market rate for contracts that do not bear a market rate of interest at rates ranging from 7% to 11%. An allowance for cancellations and refunds is provided at the date of sale based on historic experience and management’s estimates. The allowance is reviewed quarterly and changes in estimates are reflected for current and prior contracts as a result of recent cancellation experience. Actual cancellation rates in the future may result in a change in estimate.

A portion of the proceeds from cemetery sales is generally required by law to be paid into perpetual or endowment care trust funds. Cemetery revenue is recorded net of the amount to be deposited into perpetual or endowment care trust funds. Earnings of perpetual or endowment care trust funds are used to defray the maintenance costs of cemeteries. Additionally, pursuant to various state and provincial laws, a portion of the proceeds from the sale of pre-need merchandise and services may also be required to be paid into trust funds which are recorded as non-current Investment in trust – cemetery in 2004 and Due from merchandise trusts in 2003 on the combined balance sheets.

Merchandise trust funds represent amounts deposited in accordance with state trusting laws with various financial institutions together with accrued earnings. The Predecessor Companies will receive the merchandise trust amounts when the merchandise is transferred to the customer or the interment services are performed. The funds deposited in trust, which are stated at estimated fair value, are summarized as follows:

	2003
	Cost	Market
	(in thousands)
Short-term investments	$379	$379
Common trust fund	6,075	6,894
Mutual funds - fixed income	2,776	2,815
Other	170	142
Intercompany receivable for under-funding	81	672

	$9,481	$10,902

At December 31, 2003, the Predecessor Companies had an intercompany receivable for the under-funding of the merchandise trust at year end. The under-funding of the trust was subsequently funded into the appropriate trust accounts during 2004.

At December 31, 2004 the cost and market value associated with the assets held in merchandise and service trust follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Gains	Market
		(in thousands)
Short-term investment	$561	$—	$—	$561
Common trust fund	7,386	1,104	—	8,490
Mutual funds - Fixed income	2,786	—	(22)	2,764
Other Equity	157	—	(33)	124

Total	$10,890	$1,104	$(55)	$11,939

An aging of unrealized losses on the Predecessor Companies’ investments in fixed maturities and equity securities at December 31, 2004 is presented below:

	Less than 12 months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(in thousands)
Mutual funds - fixed income	$2,303	$(12)	$461	$(10)	$2,764	$(22)
Other equity	—	—	124	(33)	124	(33)

Total	$2,303	$(12)	$585	$(43)	$2,888	$(55)

The Predecessor Companies recognized income of approximately $567,000, $339,000 and $454,000 from the merchandise trust funds during 2004, 2003 and 2002, respectively, which is classified as cemetery revenue in the combined statements of operations.

Funeral - Prearranged funeral services provide for future funeral services generally determined by prices prevailing at the time that the contract is signed. The payments made under the contracts, in part, are placed in trust. The balance of these trusts totaled approximately $1,371,000 and $1,412,000 at December 31, 2004 and 2003, respectively, and is not included in the merchandise trust schedule above. Except for amounts not required to be trusted, which are used to defray initial costs of administration, no income is recognized until the performance of a contracted funeral. Trust fund principal amounts, together with trust fund investment earnings retained in trust, are deferred until the service is performed. The Predecessor Companies management believes that trust fund investment earnings exceed the increase in cost over time of providing the related services. Upon performance of the contracted funeral service, the Predecessor Companies recognize the trust fund principal amount together with the accumulated trust earnings as funeral revenues.

3.	PERPETUAL TRUST FUNDS

At December 31, 2003, the perpetual care trusts (which are not reflected on the Predecessor Companies’ combined balance sheet at December 31, 2003) were composed of the following investment categories stated at estimated fair value:

December 31, 2003
(in thousands)
Short-term investments	$315
Common trust fund	6,649
Fixed income	1,232
Mutual funds - equity	57
Mutual funds - fixed income	487
Other	370

$9,110

At March 31, 2004, in accordance with FIN 46R, the Predecessor Companies consolidated the perpetual care trusts. As a result, the Predecessor Companies now record the perpetual care trusts, at fair value, as trust investments.

At December 31, 2004 the cost and market value associated with the assets held in cemetery perpetual care trusts are as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Gains	Market
		(in thousands)
Short-term investment	$266	$—	$—	$266
Common trust fund	6,861	356	(9)	7,208
Fixed income	1,272	45	—	1,317
Mutual funds - Fixed income	539	17	(3)	553
Other Equity	413	—	(54)	359

Total	$9,351	$418	(66)	$9,703

An aging of unrealized losses on the Predecessor Companies’ investments in fixed maturities and equity securities at December 31, 2004 is presented below:

	Less than 12 months		12 Months or more		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
			(in thousands)
Mutual funds - fixed income	$97	$(3)	$—	$—	$97	$(3)
Common trust funds	4	—	586	(9)	590	(9)
Other equity	—	—	359	(54)	359	(54)

Total	$101	$(3)	$945	$(63)	$1,046	$(66)

The Predecessor Companies report income received from the perpetual care trust funds net of expenses on the combined statements of operations.

4.	CEMETERY PROPERTY

Cemetery property at December 31 consists of the following:

	Year Ended December 31,
	2004	2003
	(in thousands)
Developed land and lawn crypts	$4,926	$5,778
Undeveloped land	23,147	51,681
Mausoleums	1,556	1,830
Other	419	685

Total cemetery property	$30,048	$59,974

The Predecessor Companies recognized an impairment for long-lived assets in conjunction with the sale of the locations as reflected in Note 14. The impairment recorded for the year ended December 31, 2004 was $25,941,000 and was primarily offset against undeveloped land. In addition, one Predecessor Company sold excess undeveloped cemetery land during 2004 for a loss of $2,436,000 which is included in Other expenses on the combined statements of operations. The Predecessor Company received $358,000 and financed $1,074,000 of the purchase with semi-annual principal plus interest payments of $358,000. Current outstanding short-term note receivable related to this transaction is $716,000 at December 31, 2004.

5.	LONG-TERM ACCOUNTS RECEIVABLE, NET OF ALLOWANCE

Accounts receivable at December 31, consist of the following:

	Year ended December 31,
	2004	2003
	(in thousands)
Customer receivables	$6,850	$8,268
Unearned finance income	(1,002)	(1,227)
Allowance for contract cancellations	(707)	(848)

	5,141	6,193
Less current portion, net of allowance	(2,406)	(2,684)

Long-term portion, net of allowance	$2,735	$3,509

The activity in the allowance for contract cancellations is as follows:

	Year ended December 31,
	2004	2003
	(in thousands)
Balance, beginning of period	$848	$373
Acquired reserve	14	(12)
Provisions for cancellation	(121)	499
Charge-offs, net	(48)	(49)
Collections on charge-offs, net	14	37

Balance, end of period	$707	$848

6.	PROPERTY AND EQUIPMENT

Major classes of property and equipment at December 31 are summarized as follows:

	Year ended December 31,
	2004	2003
	(in thousands)
Buildings and improvements	$6,796	$6,636
Furniture and equipment	1,641	1,650
Vehicles	126	126

	8,563	8,412
Less accumulated depreciation	(3,536)	(3,268)

Total	$5,027	$5,144

7.	LONG-TERM DEBT

Long-term debt consists of notes payable related to non-competition agreements to former owners in conjunction with the acquisition of properties. The interest rate on the notes payable is 5% and the notes are unsecured. In connection with various acquisitions, SCI entered into non-competition agreements (covenants not to compete) with certain key management personnel of operations acquired. The Predecessor Companies’ payments under the agreements may be made at closing or over future periods and are expensed over the terms of the specific contracts. Amounts that are paid at closing are in other assets and intangibles, net on the combined balance sheets. At December 31, 2004, the agreements in place will result in future payments in the following approximate amounts:

(in thousands)
2005	$—
2006	1,322
2007	—
2008	—
2009	—
Thereafter	—

Total	$1,322

The long-term debt was not assumed as part of the purchase of the Predecessor Companies.

8.	FAIR VALUE OF FINANCIAL INSTRUMENTS AND CREDIT RISK

Fair value of the Predecessor Companies’ financial instruments (long-term debt) at December 31, 2004 was approximately $1,240,000.

The fair value of the fixed rate long-term borrowings was estimated by discounting the future cash flows, including interest payments, using rates currently available for debt of similar terms and maturity, based on the Predecessor Companies’ credit standing and other market factors.

It is not practicable to estimate the fair value of receivables due on cemetery contracts or prearranged funeral contracts (other than cemetery merchandise trust funds and prearranged funeral trust funds, see Note 2) without incurring excessive costs because of the large number of individual contracts with varying terms.

There is no estimate of the fair value of the due to SCI payable since there is no stated maturity and interest rate.

The carrying values of the Predecessor Companies’ investments supporting merchandise trust funds and prearranged service contract approximate fair value because the investments are carried at quoted market values.

The Predecessor Companies grant credit in the normal course of business and the credit risk with respect to funeral, cemetery and prearranged funeral receivables due from customers is generally considered minimal because of the wide dispersion of the customers served. Procedures are in effect to monitor the creditworthiness of customers and bad debts have not been significant in relation to the volume of revenues.

Customer payments on prearranged funeral contracts that are placed in state regulated trusts or used to pay premiums on life insurance contracts issued by third party insurance companies generally do not subject the Predecessor Companies to collection risk.

9.	COMMITMENTS AND CONTINGENCIES

Legal

The Predecessor Companies are parties to legal proceedings in the ordinary course of its business but management does not expect the outcome of any proceedings, individually or in the aggregate, to have a material adverse effect on the Predecessor Companies’ financial position, results of operations or liquidity.

Leases

At December 31, 2004, the Predecessor Companies were committed to operating lease payments for automobiles, equipment and office equipment under various operating leases with initial terms ranging from one to seven years and options to renew at varying terms. Rent expense under operating leases was approximately $228,000, $249,000 and $213,000 in 2004, 2003, and 2002, respectively. As of December 31, 2004, future minimum lease payments are as follows:

(in thousands)
2005	$168
2006	108
2007	80
2008	53
2009	23
Thereafter	11

Total	$443

10.	DEFERRED CEMETERY REVENUES—NET

In accordance with SAB No. 104, the Predecessor Companies defer the revenues and all direct costs associated with the sale of pre-need cemetery merchandise and services until the merchandise is delivered or the services are performed. The Predecessor Companies also defer the costs to obtain new pre-need cemetery business as well as the investment earnings on the prearranged services and merchandise trusts.

At December 31, 2004 and December 31, 2003, deferred cemetery revenues, net, consisted of the following:

	Year ended December 31,
	2004	2003
	(in thousands)
Deferred cemetery revenue	$29,407	$29,413
Deferred merchandise trust revenue	2,327	1,769
Deferred pre-acquisition margin	4,593	4,891
Deferred merchandise costs	(8,395)	(8,461)
Deferred cost of good sold	(1,198)	(1,440)
Deferred selling and obtaining costs	(4,121)	(3,856)

Total	$22,613	$22,316

11.	RETIREMENT PLANS

SCI has a defined contribution retirement plan covering substantially all United States employees. There are no required future contributions under this plan in respect to past service. Employer cost as it relates to this retirement plan was approximately $102,000, $131,000 and $29,000 in 2004, 2003, and 2002, respectively. The Predecessor Companies have a 401(k) Retirement Savings Plan for United States employees who may defer between 1% and 50% of their eligible wages. Certain IRS restrictions govern the maximum contribution. The Predecessor Companies match 75% of employee contributions for 0 – 5 years vested service, 110% for 6 – 10 years of vested service and 135% for 11 or more years of vested service to a maximum of 6% of employees’ eligible compensation which amounted to approximately $228,000, $249,000 and $213,000 in 2004, 2003, and 2002, respectively.

12.	INCOME TAXES

The Predecessor Companies file a federal tax return on a consolidated basis with its parent, SCI. The deferred tax liability is recorded through the intercompany payable.

Income tax (benefit) consisted of the following:

	Year ended December 31,
	2004	2003	2002
		(in thousands)
Current
Federal	$—	$—	$—
State and local	—	—	—

Total	—	—	—
Deferred
Federal	(9,471)	(1,017)	(1,324)
State and local	(2,727)	(292)	(343)

Total tax benefit	$(12,198)	$(1,309)	$(1,667)

The differences between the U.S. federal statutory tax rate and the effective rate were as follows:

	Year ended December 31,
	2004	2003	2002
		(in thousands)
Computed tax benefit at the applicable federal statutory income tax rate	$(10,475)	$(1,120)	$(2,995)
State and local taxes, net	(1,723)	(189)	(223)
Goodwill write-off	—	—	1,551

Income taxes (benefit)	$(12,198)	$(1,309)	$(1,667)

Deferred tax (assets) and liabilities result from the following:

	December 31
	2004	2003
	(in thousands)
Receivables	$(1,447)	$(1,746)
Cemetery property	8,582	20,014
Property, plant and equipment	206	565
Prearranged funeral home	(61)	(68)
Accrued liabilities	(249)	(333)
Names and reputations	(142)	(172)
Other	385	1,212

Net deferred tax liabilities	$7,274	$19,472

13.	RELATED PARTY TRANSACTIONS

The Predecessor Companies’ financial statements include various SCI intercompany charges and allocations (see Note 1). The following are the significant intercompany items as of and for the years ended December 31, 2004, 2003 and 2002:

	Year ended December 31,
	2004	2003	2002
		(in thousands)
Due to SCI payable	$14,852	$14,729	$11,990

Interest expense	$70	$70	$70

Income taxes	$(12,198)	$(1,309)	$(1,667)

The Due to SCI payable has no stated maturity date or interest rate. The Predecessor Companies are allocated interest expense based on their pro-rated share of SCI’s debt expense. The Due to SCI payable was not assumed as part of the purchase of the Predecessor Companies.

14.	SUBSEQUENT EVENTS

Subsequent to the close of business on November 1, 2005, StoneMor completed its purchase of the funeral and cemetery properties referred to herein as the Predecessor Companies from Service Corporation International at a price of approximately $12,748,000. No intercompany payables or long term debt were assumed in the purchase of the Predecessor Companies. The accompanying combined financials statements are presented at Service Corporation International’s historical cost basis, net of impairment, and include the impact of the purchase of the Predecessor Companies by StoneMor as disclosed in Note 4. StoneMor paid $6,848,000 in cash and 280,952 StoneMor Limited Partner units, representing additional value of $5,900,000. In addition, StoneMor will assume the merchandise and service liabilities, as reflected on the accompanying balance sheets, associated with certain preneed bonded contracts related to the properties.